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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported)  May 10, 1999
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                          Amwest Insurance Group, Inc.
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             (Exact name of registrant as specified in its charter)

        Delaware                     001-09580                   95-2672141
(State or other jurisdiction   (Commission File number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)

5230 Las Virgenes Road, Calabasas, CA                       91302
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(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code: (818) 871-2000

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         (Former name or former address, if changed since last report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.
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     On May 5, 1999, the Board of Directors of Amwest Insurance Group, Inc.
("Amwest") adopted a replacement stockholder rights plan, pursuant to which a distribution of one right for each outstanding share of Amwest's common stock was declared, payable on May 10, 1999 to stockholders of record on May 10, 1999. The replacement stockholder rights plan replaced an existing stockholder rights plan that expired, by its terms, on May 10, 1999. In connection with the replacement stockholder rights plan, Amwest entered into a Rights Agreement with American Stock Transfer and Trust Company, as Rights Agent, dated as of May 10, 1999, in the form attached hereto as Exhibit 99.1. The Board of Directors of Amwest also adopted amendments to the Certificate of Designation of Series A Junior Participating Cumulative Preferred Stock of Amwest, and caused to be filed with the Secretary of State of the State of Delaware an Amended Certificate to such Certificate of Designation, in the form attached hereto as
Exhibit 99.2, which amendments became effective at the close of business on May 10, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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c.  Exhibits

     99.1 Rights Agreement dated as of May 10, 1999 between Amwest Insurance Group, Inc. and American Stock Transfer and Trust Company, as Rights Agent, which includes therewith the Form of Rights Certificate to be distributed to holders of Rights after the Distribution Date (as that term is defined in the Rights Agreement).

     99.2 Amended Certificate to the Certificate of Designation, Preferences and Rights of Series A Junior Participating Cumulative Preferred Stock of Amwest Insurance Group, Inc., effective on May 10, 1999.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Date:  May 11, 1999

                              Amwest Insurance Group, Inc.


                              By:  /s/ JOHN SAVAGE
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                                   Name:   John Savage
                                   Title:  President and Co-Chief Executive
                                           Officer

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